EXHIBIT 10.4


                                   ONE VALLEY BANCORP, INC.
                               1993 INCENTIVE STOCK OPTION PLAN
                       (AMENDED AND RESTATED, EFFECTIVE APRIL 16, 1997)

SECTION 1.     PURPOSE OF THE PLAN

               The One Valley Bancorp, Inc. 1993 Incentive Stock Option Plan (the "Plan") is intended to provide a method whereby key employees of One Valley Bancorp, Inc. (the "Company") and its subsidiaries who are responsible for the management, growth, and protection of the business, and who are making and can continue to make substantial contributions to the success and profitability of the business, may be encouraged to acquire a stock ownership in the Company, thus creating a proprietary interest in the business and providing them with greater incentive to continue in the service of and to promote the interests of the Company and its stockholders. Accordingly, the Company will from time to time during the effective period of the Plan, grant to the employees selected in the manner provided below options to purchase shares of the $10.00 per value common stock of the Company ("Common Stock") subject to the conditions specified herein. It is further intended that options issued pursuant to the Plan will constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as the same or any successor statute may now or hereafter be in effect (the "Code").

SECTION 2.     ADMINISTRATION OF THE PLAN

               The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The majority of the Committee shall constitute a quorum, and the acts of the majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.


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               Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion, (a) to determine the employees to be granted stock options; (b) to determine the number of shares covered by each option; (c) to determine the time or times at which options will be granted; (d) to determine the option price of the shares subject to each option; (e) to prescribe the form or forms of the instruments evidencing any options granted (which forms shall be consistent with the Plan but need not be identical to one another); (f) to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan, and to make all of the determinations deemed necessary or advisable for the administration of the Plan. The Committee shall have authority in its discretion to determine the time or times when each option becomes exercisable and the duration of the exercise, subject to the provisions of Sections 5, 8 and 12 of the Plan.

SECTION 3.     SHARES AVAILABLE FOR OPTIONS

               Subject to the provisions of Section 11 hereof, there will be reserved for use upon the exercise of options to be granted from time to time under the Plan an aggregate of 960,000 shares of Common Stock, and the aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed said 960,000 shares. Further, subject to the provisions of
Section 11 hereof, the Committee may grant options in an amount not exceeding 96,000 shares of Common Stock in any calendar year plus the number of shares of common stock which were unissued, forfeited, or expired, in any previous calendar year within the time limitations of the Plan.

               The shares to be delivered upon exercise of options under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock held by the Company as treasury shares, including shares purchased on the open market. If an option granted under the Plan expires or terminates unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of other options under the Plan.

               The Company, during the term of the options granted pursuant to this Plan, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority in order to issue and sell the number of shares of its Common Stock sufficient to satisfy the requirements of such options. If in the opinion of its counsel the issue or sale of any shares of its stock pursuant to this Plan will not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

SECTION 4.     ELIGIBILITY

               Options will be granted only to persons who are key employees of the Company or of a subsidiary of the Company (as the term "subsidiary corporation" is defined by Section 424(f) of the Code). The term "key employee" may include officers as well as all other key employees of the Company and its subsidiaries, but shall include directors only if they are also employees. No member of the Board of Directors then serving on the Committee shall be eligible to receive an option under the Plan.

               In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to and the type of terms and provisions of each option, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of this Plan.

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SECTION 5.     TERM OF OPTIONS

               The full term of each option granted hereunder shall be for such period as the Committee shall determine, but in no case shall any option be exercisable after ten years from the date it is granted. In addition, no incentive stock option granted to a person then owning more than 10% of the voting power of all classes of stock of the Company or any of its subsidiaries, whether outright or by attribution under Section 424(d) of the Code, shall be exercisable after five years from the date it is granted. Each option shall be subject to earlier termination as provided by Paragraphs (a), (b), (c) and (d) of Section 10 hereof.

SECTION 6.     OPTION PRICE

               The option price shall be determined by the Committee for each option granted, and shall be not less than 100% of the fair market value of the shares covered thereby at the time the option is granted. Fair market value for purposes of this Plan as of any day shall be the average of the high and low reported sales price of the Common Stock on that day or, if no Common Stock was traded on that day, on the next preceding day on which there was such a trade. If an incentive stock option is granted to any person then owning more than 10% of the voting power of all classes of stock of the Company or any of its subsidiaries, whether outright or by attribution under Section 424(d) of the Code, the purchase price per share of the Common Stock subject to the option shall be not less than 110% of the fair market value of the stock on the date when the option is granted, determined in good faith, as aforesaid.

SECTION 7.     NONTRANSFERABILITY OF OPTIONS

               No option granted under this Plan shall be transferable by the grantee other than by will or the laws of descent and distribution, and such option may be exercised during the grantee's lifetime only by the grantee (or by grantee's legal representatives in the event of grantee's incapacity). More particularly (but without limiting the generality of the foregoing), no option may be assigned, transferred (except as aforesaid), pledged, or hypothecated in any way, whether by operation of law or otherwise, and no option shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other dispositions of an option contrary to the provisions hereof, or the levy of any attachment or similar process upon an option, shall be null and void and without effect.

SECTION 8.     EXERCISE OF OPTIONS

               (a) Each option granted under this Plan shall be exercisable on the date or dates and during the period and for the number of shares specified in the instrument evidencing such option; provided, however, that no option granted under this Plan shall be exercisable after the expiration of ten years from the date such option is granted. Options may be made exercisable in installments, and such options or installments thereof may be exercised in part from to time according to their terms.


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               (b) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares such person has elected to purchase, and shall at the time of exercise tender the full purchase price of such shares. Such person shall possess no rights of a record holder with respect to any of such shares until a certificate or certificates for the shares so purchased is issued. With respect to options granted on or after April 16, 1997, the payment of the purchase price shall be made (i) in cash, or by certified or bank check, (ii) by surrender of shares of Common Stock owned by the holder of the option for at least six months prior to exercise of the option, (iii) through simultaneous sale through a broker of shares acquired upon exercise, (iv) through additional methods prescribed by the Committee or
(v) by a combination of any such methods. Any shares of Common Stock so delivered in payment shall be valued at their fair market value as determined on the exercise date, or on such other date as determined by the Committee for administrative convenience. With respect to options granted prior to April 16, 1997, the payment of the purchase price shall be made pursuant to (i), (iii) or
(v).

               (c) The Company shall have the right to require Employee to pay to the Company in cash (including certified or bank check) any amount required to be withheld to satisfy federal, state and local tax withholding requirements prior to the issuance or delivery of any shares of Common Stock under the Plan. Employee may elect to satisfy such withholding obligation by (i) delivering previously owned shares of Common Stock, (ii) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise of an option, or (iii) any combination of a cash payment or the methods set forth in (i) and
(ii) above. For purposes of (i) and (ii) above, shares of Common Stock shall be valued at their fair market value as determined on the exercise date, or on such other date as determined by the Committee for administrative convenience.

SECTION 9.     CHANGE OF DUTIES & RIGHT TO CONTINUE EMPLOYMENT

               (a) No option shall be affected by any change of duties or position of the optionee (including transfer to or from a subsidiary) so long as the optionee continues to be an employee of the Company or of one of its subsidiaries.

               (b) Nothing in the Plan or in the options granted hereunder shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or its subsidiaries to terminate such employment at any time.

SECTION 10.    TERMINATION OF OPTIONS

               (a) Any option granted pursuant to the Plan shall terminate, to the extent not theretofore exercised, ten (10) years from the date the Option is granted, except as provided below in this Section 10.

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               (b) Any option granted pursuant to the Plan shall terminate, to the extent not theretofore exercised, on the date on which the optionee ceases to be an employee of the Company or one of its subsidiaries for any reason other than death, retirement, or disability (with respect to options granted on or after April 16, 1997) or a voluntary or involuntary termination of employment due to, as a result of, or in connection with certain business combinations or a Change in Control of the Company as defined in Section 10(e) hereof.

               (c) If an optionee dies while employed by the Company or any of its subsidiaries, any person who acquires, by will or by the laws of descent and distribution, an option theretofore granted may exercise such option at any time prior to the expiration of its full term. The same rule shall apply if an optionee dies within 90 days of cessation of employment by the Company or any of its subsidiaries, (i) due to retirement in good standing; (ii) due to disability (with respect to options granted on or after April 16, 1997) or; (iii) due to, as a result of, or in connection with certain business combinations or a Change in Control of the Company as defined in Section 10(e) hereof. Such exercise shall be limited to the purchase rights which had accrued as of the date when the optionee ceased to be an employee of the Company or any of its subsidiaries.

               (d) With respect to options granted prior to April 16, 1997, (i) if an optionee retires in good standing from the employ of the Company or any of its subsidiaries, under rules and regulations adopted by the Committee, by reason of (A) age or (B) disability, or (ii) if an optionee's employment is voluntarily or involuntarily terminated due to, as a result of or in connection with certain business combinations or a Change in Control of the Company as defined in Section 10(e) hereof, the optionee shall have the right to exercise any option, to the extent not already exercised, at any time prior to the first to occur of the expiration of its full term or 90 days (one year in the event of disability retirement under clause (i) (B) above) from the date of such retirement or termination. With respect to options granted on or after April 16, 1997, if the optionee retires or terminates pursuant to (i) or (ii) above or if the optionee otherwise terminates employment as a result of disability, the optionee shall have the right to exercise any option, to the extent not already exercised, at any time prior to the first to occur of the expiration of its full term or three years from the date of such retirement or termination.

               (e) The provisions of Subsections 10(b), (c), and (d) relating to termination of employment due to, as a result of, or in connection with certain business combinations or a Change in Control of the Company as defined herein, and to Articles VI.1 through VI.6 of the Articles of the Company including, without limitation, the incorporation thereof into this Plan may be amended or suspended only with the affirmative vote of the holders of at least 80% of the outstanding stock of the Company entitled to vote thereon.

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               A Change in Control or certain business combination occurs as a result of or in connection with the following events: (i) any business combination which would require a higher than majority vote of the shareholders of the Company pursuant to the provisions of Articles VI.1 through VI.6 of the Articles of Incorporation of the Company ("Articles"), which are by this reference made a part of this Plan ("Unfriendly Business Combination"); (ii) a business combination (as defined in Article VI.1B of the Articles) which results in an Interested Shareholder (as defined in Article VI.3B of the Articles) or any affiliate or any associate (as defined in Article VI.3E of the articles) of an Interested Shareholder becoming the beneficial owner (as defined in Article VI.3C of the Articles) of more than 50% of the Voting Stock of the Company ("Friendly Business Combination"); or (iii) any person becomes the beneficial owner of over 50% of the Voting Stock of the Company and a majority of the Disinterested Directors (as defined in Article VI.3G of the Articles) finds and determines that such beneficial ownership constitutes a Change in Control of the Company ("Over 50% Acquisition").

SECTION 11.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND
               CERTAIN CORPORATE TRANSACTIONS

               In the event of any change in capitalization (such as a stock split or stock dividend or other similar corporate change) of the Company, the Committee shall make such equitable substitution or adjustment (in accordance with, to the extent applicable, Code Sections 422 and 424 and the Regulations promulgated thereunder), if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities reserved for issuance pursuant to the Plan (including the annual limit on option grants) or subject to outstanding options, and to any other terms and conditions of outstanding options including the option purchase price.

               In the case of any Corporate Transaction (as hereinafter defined) involving the Company, the Committee shall make such equitable substitution or adjustment (in accordance with, to the extent applicable, Code Sections 422 and 424 and the Regulations promulgated thereunder), if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities reserved for issuance pursuant to the Plan (including the annual limit on option grants) or subject to outstanding options, and to any other terms and conditions of outstanding options including the option purchase price, provided that:

               (1) the excess of the aggregate fair market value of the shares subject to the option over the aggregate option price of such shares, immediately after the substitution or assumption, is not more than the excess of the aggregate fair market value of the shares subject to the option over the aggregate option price of such shares immediately before such substitution or assumption, and

               (2) the new option or the assumption of the old option does not give the employee additional benefits which he did not have under the old option.

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               For purposes of this section the term "Corporate Transaction"
means a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation or similar corporate transaction.

               The Company shall give notice of such substitution or adjustment to each holder of an option under this Plan, and such substitution or adjustment shall be effective and binding on the optionee.

SECTION 12.    AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN

               Subject to the provisions of Sections 10(e) and 14 of the Plan, the Board of Directors may at any time and from time to time amend or suspend this Plan, provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in Section 11 hereof, (a) increase the aggregate number of shares as to which options may be granted under the Plan; (b) change the minimum option exercise price; (c) increase the maximum period during which options may be exercised; (d) extend the effective period of the Plan; and (e) permit the granting of options to members of the Committee. No option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension, or termination shall, except as provided in Section 11, without the optionee's consent, adversely alter or impair any of the rights or obligations under any option theretofore granted under this Plan.

SECTION 13.    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

               This Plan became effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting of the shareholders of the Company on April 27, 1993. No options may be granted under the Plan subsequent to April 26, 2003.

SECTION 14.    EXERCISE OF OPTIONS IN THE EVENT OF CHANGE IN CONTROL

               All unexpired options granted under the 1993 Incentive Stock Option Plan, as amended, which have not been previously exercised at that time, whether or not the optionee is an employee of the Company or any of its subsidiaries, will be immediately exercisable by the optionee, (i) at the time of a 50% Acquisition; or (ii) in the event of shareholder approval of an Unfriendly Business Combination or a Friendly Business Combination, provided that any such exercise of such unexpired options, at the election of the optionee, may be made contingent upon the consummation of an Unfriendly Business Combination or a Friendly Business Combination, whichever is applicable. This
Section 14 of the Plan may be amended only upon the affirmative vote of the holders of at least 80% of the outstanding stock of the Company entitled to vote thereon.

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